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                                                                   EXHIBIT 10.28

                                   ASSIGNMENT

            THIS AGREEMENT made as of and effective from the 18th day of May, 1999.

A M O N G:

            STAR BEDDING PRODUCTS (1986) LTD.
            (the "Assignor")
                                                            OF THE FIRST PART,
            - and -

            STAR BEDDING PRODUCTS LIMITED
            (the "Assignee")
                                                           OF THE SECOND PART;
            - and -

            N.H.D. DEVELOPMENTS LIMITED
            (the "Landlord")
                                                            OF THE THIRD PART:

W H E R E A S:

A. By a lease dated the 15th day of August, 1995 (the "Lease") the Landlord leased to the Assignor, as tenant, certain premises (the "Premises"), located in the building known as 53 Courtland Avenue, Concord, Ontario, in the Province of Ontario, for and during a term (the "Term") of five (5) years, commencing on the 1st day of January, 1996 and expiring on the last day of December, 2000.

B. The Lease contains a covenant on the part of the tenant not to assign the Lease or sublet the Premises without the Landlord's consent;

C. The Assignor has agreed to assign the Lease to the Assignee subject to obtaining the Landlord's consent to such assignment;

D. The Assignor has applied to the Landlord for the Landlord's consent to assign the Lease to the Assignee, subject to and upon the terms and conditions herein set out;

E. The Landlord has agreed to grant its consent to the within assignment as of the 18th day of May, 1999 (the "Effective Date"), subject to the terms and conditions herein set out.

1.    CONSIDERATION

            The consideration for this Agreement is the mutual covenants and agreements between the parties to this Agreement and the sum of Ten ($10.00) Dollars that has been paid by each of the parties to each of the others, the receipt and sufficiency of which is hereby acknowledged.


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2.    ASSIGNMENT

            The Assignor hereby transfers, sets over and assigns unto the Assignee, as of and from the Effective Date, all of the Assignor's right, title and interest both at law and in equity in and to the Lease and the Premises, and all privileges and appurtenances thereto belonging, together with the unexpired residue of the Term of the Lease and all benefits and advantages to be derived therefrom (including, without limitation, the rights of the Assignor to any deposit given to the Landlord) to have and to hold the same, subject to the obligation of the Assignee to make payment of the Rent as may become due and payable under the terms of the Lease, and to observe and perform the covenants and conditions of the tenant contained in the Lease, in each case from and after the Effective Date.

            For the purpose of this Agreement, "Rent" includes minimum rent, basic rent, net rent, additional rent and any other amount payable by the tenant pursuant to the Lease.

3.    ASSIGNOR'S COVENANTS

            The Assignor hereby makes the following representations and covenants in favour or the Assignee:

      (a) despite any act of the Assignor, the Lease is a good, valid and subsisting Lease and the Rent thereby reserved has been duly paid up to the Effective Date (subject to any adjustments to be made pursuant to the terms of the Lease) and the covenants and conditions therein contained have been duly observed and performed by the Assignor up to the Effective Date;

      (b) the Assignor has good right, full power and absolute authority to assign the Lease of the Premises in the manner aforesaid, according to the true intent and meaning of this Agreement;

      (c) subject to the payment of Rent and to the observance and performance of the terms, covenants and conditions contained in the Lease on the part of the tenant therein to be observed and performed, the Assignee may enter into and upon and hold and enjoy the Premises for the residue of the Term granted by the Lease for its own use and benefit without any interruption by the Assignor or by any person whomsoever claiming through or under the Assignor;

      (d) the Assignor will from time to time hereafter, at the request and cost of the Assignee, promptly execute such further assurances as the Assignee reasonably requires;

      (e)   the amount of the deposit being held by the Landlord is $17,893.33;

      (f)   the Lease is in full force and effect, unamended;

      (g) the Assignor will indemnify and save harmless the Assignee from all actions, suits, costs, losses, charges, damages, liabilities and expenses arising out of the Assignor's tenancy under the Lease up to the Effective Date.


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      (h)   the Assignor shall be responsible for rectification of the items disclosed on the preliminary check-out inspection report attached as Schedule "A" to this Assignment, if any; and

      (i) the Landlord's consent herein, and the fact that an inspection was carried out and certain deficiencies enumerated therein, shall not in any way limit the Assignor's obligation to rectify any item identified in the inspection report.

4.    ASSIGNEE'S COVENANTS

      (a) The Assignee covenants with the Assignor that it will at all times during the balance of the Term of the Lease from and including the Effective Date pay the Rent and observe and perform the terms, covenants and conditions contained in the Lease respectively reserved and contained on the part of the tenant therein to be observed and performed, in each case occurring on or after the Effective Date, including, without limitation, the provisions of the Lease relating to the permitted use of the Premises, and indemnify and save harmless the Assignor from all actions, suits, costs, losses, charges, damages and expenses for or in respect thereof from and including the Effective Date.

      (b) The Assignee hereby covenants and agrees with the Landlord that it will at all times during the balance of the Term of the Lease from and including the Effective Date pay the Rent reserved by the Lease and all other payments covenanted to be paid by the tenant therein in each case occurring on or after the Effective Date, and at the times and in the manner provided for in the Lease, and will observe and perform all of the terms, covenants and conditions contained in the Lease on the part of the tenant therein to be observed and performed as and when the same are required to be observed and performed as provided by the Lease, including, without limitation, the provisions of the Lease relating to the permitted use of the Premises, from and including the Effective Date.

5.    ASSIGNEE'S ACKNOWLEDGMENTS

            The Assignee acknowledges that it has received a copy of the executed Lease and is Familiar with the terms, covenants and conditions contained therein;

6.    LANDLORD'S COVENANTS

            The Landlord hereby covenants that subject to the payment of Rent and to the observance and performance of the terms, covenants and conditions contained in the Lease on the part of the tenant therein to be observed and performed, the Assignee may enter into and upon and hold and enjoy the Premises for the residue of the Term granted by the Lease for its own use and benefit without any interruption by the Landlord or by any person whomsoever claiming through or under the Landlord.

            The Landlord hereby represents, warrants and covenants to the Assignee that:


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      (a)   the Lease is in good standing and in full force and effect in accordance with its terms and has not been modified or amended;

      (b) the Landlord is holding to the credit of the Assignor the sum of $17,893.33 as a security deposit and/or last month's rent;

      (c) to the best of the Landlord's information and belief without having made any inquiry, the Assignor has observed and performed all covenants and provisions on its part contained in the Lease and is not in default thereunder, nor is the Landlord aware of any default by the Landlord under the Lease or any circumstances which could give rise to any default by the Landlord or the Assignor under the Lease;

      (d) the Landlord does not currently claim any set-off, defence or counter-claim against the performance by it of any of its obligations under the Lease;

      (e) the Premises are comprised of approximately 53,680 square feet of building space;

      (f) all rents and other payments required to be made pursuant to the Lease have been paid up to the first day of May, 1999;

      (g) notwithstanding any provision in the Lease to the contrary or the assignment of the Lease by the Assignor to the Assignee, the option to extend the term of the Lease contained in section 9 of Schedule D of the Lease shall continue to be in full force and effect, and the Assignee shall be entitled to exercise such option in accordance with the provisions set out in said section 9 of Schedule D of the Lease;

      (h) there is no agreement between the Assignor and the Landlord other than as is contained in the Lease pertaining to the obligations of the Landlord and the rights of the Assignor relating to the use and occupation of the Premises by the Assignor;

      (i) the Landlord knows of no litigation or governmental or municipal proceedings commenced, pending or threatened against the Landlord with respect to the Premises or which if decided against it, would adversely impair its ability to comply with the terms of the Lease; and

      (j) the Landlord shall, upon request by the Assignee made after the Effective Date, make reasonable efforts to obtain from The Great-West Life Assurance Company (the "Mortgagee") a non-disturbance agreement on the Mortgagee's customary terms, such agreement to be procured at the sole cost and expense of the Assignee.

            The Landlord acknowledges that the Assignee is relying an each of the representations, warranties and covenants set out in this Section.


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   7. LANDLORD'S CONSENT

            The Landlord consents to this assignment of the Lease from the Assignor to the Assignee as of and from the Effective Date subject to the following terms:

      (a) the consent does not in any way derogate from the rights of the Landlord under the Lease nor operate to release the Assignor from its obligation to pay all of the Rent from time to time becoming due under the Lease and from the observance and performance of all of the terms, covenants and conditions contained in the Lease on the part of the tenant therein to be observed and performed and notwithstanding the within assignment (or any disaffirmance or disclaimer of the within assignment), the Assignor shall continue to remain liable for all of such covenants during the balance of the Term of the Lease;

      (b) the consent does not constitute a waiver of the necessity for consent to any further assignment of the Lease (as same is required by the Lease) which must be completed in accordance with the terms of the Lease. If the Assignee proposes to effect a further assignment of the Lease, the terms of the Lease with respect to an assignment shall apply to any such further assignment;

      (c) the consent of the Landlord evidenced herein shall not be effective until the Landlord has received two fully executed original copies of this Agreement together with payment of its assignment fee provided for in the Lease together with all taxes exigible thereon as well as the insurance certificates and\or policies referred to in sub-paragraph (e) of this provision. The within consent shall be terminable by the Landlord unless the said items are received by the Landlord within three (3) business days following the Effective Date;

      (d) the Assignor and the Assignee shall, at their expense, promptly execute such further assurances with respect to the Promises as the Landlord reasonably requires from time to time;

      (e) the Assignee shall not be entitled to enter into and take possession of the Premises until it delivers to the Landlord certificates of insurance, or, if required by the Landlord's mortgagee, certified copies of each such insurance policy which the tenant is required to take out pursuant to the Lease confirming that all required coverage is in effect on the exact terms required by the Lease and all required permits, licenses, approvals from all governmental authorities having jurisdiction for the carrying on by the Assignee of its permitted business in the Premises.

8. In this Agreement, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb agreeing therewith shall be construed as agreeing with the required word or pronoun. Where the context so requires, the singular of any word shall import the plural and the plural shall import the singular.


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9. This Agreement shall enure to the benefit of, and be binding upon, the heirs, executors, administrators and assigns, or successors and assigns, as the case may be, of the parties.

10. Where the Assignor or the Assignee constitute more than one party, all covenants, liabilities and obligations of the parties constituting the Assignor or the Assignee are made on a joint and several basis.

11. This Agreement be executed in counterparts, and such counterparts shall together be deemed to constitute one and the same instrument.

            IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

                          STAR BEDDING PRODUCTS (1986) LTD.


                          Per:  /s/ Cecil Brauer
                              -----------------------------------------
                              Name:  Cecil Brauer
                              Title: President

                          I have authority to bind the Corporation.


                          STAR BEDDING PRODUCTS LIMITED


                          Per:  /s/ Charles Schweitzer
                              -----------------------------------------
                              Name:  Charles Schweitzer
                              Title: Chairman of the Board, President
                                     and CEO

                          I have authority to bind the Partnership.


                          N.H.D. DEVELOPMENTS LIMITED


                          Per:  /s/ Edward Cattana
                              -----------------------------------------
                              Name:  Edward Cattana
                                     Title:A.S.O.

                          I have authority to bind the Corporation.

Schedule "A" - Inspection Report


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